Exhibit 10.2

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of March 13, 2012, and entered into by and between CRYSTAL FINANCIAL LLC, in its capacity as administrative agent and collateral agent for the First Lien Lenders (as defined below), including its successors and assigns in such capacity from time to time (in such capacity, the “First Lien Administrative Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION (SUCCESSOR BY MERGER TO WILMINGTON TRUST FSB), in its capacity as collateral agent for the Second Lien Lenders (as defined below), including its successors and assigns in such capacity from time to time (in such capacity, the “Second Lien Collateral Agent”), and in its capacity as administrative agent for the Second Lien Lenders (as defined below), including its successors and assigns in such capacity from time to time (in such capacity, the “Second Lien Administrative Agent”), and acknowledged by AMERICAN APPAREL, INC., a corporation organized under the laws of the state of Delaware (the “Company”) and certain of its Subsidiaries. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Company, American Apparel (USA), LLC (the “LLC”), certain Subsidiaries of the Company, as additional Borrowers (as defined below), the lenders party thereto, the First Lien Administrative Agent and the other persons party thereto have entered into that certain Credit Agreement, dated as of March 13, 2012, providing for certain credit facilities to the LLC and the other Borrowers thereunder (as amended, restated, amended and restated, supplemented, modified or Refinanced, subject to the terms hereof, from time to time, the “First Lien Credit Agreement”);

WHEREAS, the Company, the lenders party thereto, the Second Lien Administrative Agent, the Second Lien Collateral Agent and the other persons party thereto have entered into that certain Second Lien Credit Agreement, dated as of March 13, 2009, providing for a term loan to the Company and certain of its Subsidiaries (as amended or modified to the date hereof and as may be further amended, restated, amended and restated supplemented, modified or Refinanced after the date hereof, subject to the terms hereof, from time to time, the “Second Lien Credit Agreement”);

WHEREAS, the obligations of the LLC, the other Borrowers and the Guarantors (as defined below) under the First Lien Credit Documents (as defined below), any Bank Product Obligations (as defined below) and any Hedge Obligations (as defined below) with the First Lien Lenders (or any of their affiliates) are secured by substantially all of the assets of the Company, the LLC, the other Borrowers and certain Subsidiaries and Affiliates of the Company (such Subsidiaries and Affiliates, any future Subsidiaries or Affiliates of the Company providing a guaranty thereof, together with the Company and the LLC, the “Guarantors”), pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of the Company under the Second Lien Credit Agreement will be secured by substantially all of the assets of the Company and the Guarantors, pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Credit Documents and the Second Lien Credit Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Administrative Agent and the other First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the LLC, or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders has agreed to the subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Agreement” means this Agreement, as amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bank Product” means any services or facilities provided to the Borrowers or any Guarantors by the First Lien Administrative Agent, the First Lien Administrative Agent, First Lien Lenders or any of their respective affiliates including, without limitation, on account of (a) credit cards, (b) ACH transactions, (c) deposit and other accounts, and (d) cash management, including, without limitation, controlled disbursement services.

“Bank Product Obligations” of any Person means any obligation of such Person pursuant to any Bank Product.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning set forth in the First Lien Credit Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or New York City are authorized or required by law to remain closed.

“Cap Amount” means $90,000,000.00.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First Lien Collateral and/or Second Lien Collateral.

“Collateral Agents” means the First Lien Administrative Agent and the Second Lien Collateral Agent.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, that Second Lien Credit Document which creates a Lien on the same Collateral, granted by the same Grantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“DIP Financing” has the meaning set forth in Section 6 hereof.

“Discharge of First Lien Obligations” means, with respect to the First Lien Obligations, (a) the irrevocable payment in full in cash of the principal of, interest and fees (including interest and fees accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest or fees would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Credit Documents, (b) the irrevocable payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien Administrative Agent) of all letters of credit issued under the First Lien Credit Documents, (d) cash collateralization (in an amount reasonably satisfactory to the First Lien Administrative Agent) of any indemnification obligations of the Borrowers or Guarantors as to matters or circumstances known to the First Lien Administrative Agent, and (e) termination or expiration of all commitments to lend and all obligations to lend and all obligations to issue letters of credit under the First Lien Credit Documents.

“Disposition” has the meaning set forth in Section 5.1 hereof.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including without limitation the First Lien Lenders and the First Lien Administrative Agent and the agents under the First Lien Credit Agreement.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Documents” means all agreements, documents and instruments pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Documents” means the First Lien Credit Agreement, the First Lien Collateral Documents and the other Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Credit Agreement.

“First Lien Obligations” means all Obligations outstanding under the First Lien Credit Agreement and the other First Lien Credit Documents, including, without limitation, (i) Hedge Agreements entered into with any First Lien Lender (or any affiliates of a First Lien Lender) and (ii) other additional Obligations designated by the First Lien Administrative Agent as “Obligations” under the First Lien Credit Agreement. To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “First Lien Obligations” shall also include all interest and fees accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. “First Lien Obligations” shall also include (i) loans and advances under the First Lien Credit Documents, or (ii) the expenditure of funds or the incurrence of obligations by any First Lien Lender or the First Lien Administrative Agent in either case with respect to the payment of rent under any of any Grantor’s leases or the payment of salary or payroll to any of the Grantors’ employees, which in each case are made, undertaken, or incurred in the reasonable discretion of any First Lien Lender or the First Lien Administrative Agent (x) to protect, preserve, or maintain, directly or indirectly, the Collateral or the collateral interests granted by any Grantor, including any Grantors’ business assets and infrastructure, or (y) to implement and exercise any First Lien Lender or the First Lien Administrative Agent rights upon default with respect to any Collateral granted by a Grantor. Notwithstanding the foregoing, if the sum of: (1) the principal amount of the loans and advances outstanding under the First Lien Credit Agreement, plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in the aggregate in excess of the Cap Amount, then only that portion of such loans, advances and aggregate face amount of letters of credit equal to the Cap Amount shall be included for the purposes of calculating the First Lien Obligations and interest, fees and reimbursement obligations with respect to such loans, advances and letters of credit shall only be included in the calculation of the First Lien Obligations to the extent related to such loans, advances and face amounts of letters of credit included in the First Lien Obligations.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, the Borrowers and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.

“Hedge Agreements” means all interest rate or currency swaps, caps or collar agreements or similar arrangements entered into by the Company or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreements.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“New Agent” has the meaning set forth in Section 5.5 hereof.

“New First Lien Debt Notice” shall have the meaning set forth in Section 5.5 hereof.

“Obligations” means any and all obligations with respect to the payment of (a) any principal of or interest, fees or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed in such proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness, (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, including indemnification obligations, (d) any Bank Product Obligations, or (e) any Hedging Obligations.

“Person” or “Persons” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledged Collateral” has the meaning set forth in Section 5.4 hereof.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Required Interest Payments” means the cash interest payments constituting 5% per annum of the outstanding principal amount of the Second Lien Obligations, payable with respect to interest accruing on and after September 1, 2012.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including without limitation the Second Lien Lenders and the agents under the Second Lien Credit Agreement.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means all agreements, documents and instruments pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Documents” means the Second Lien Credit Agreement, the Second Lien Collateral Documents and the other Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, in each case as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Obligations” means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Credit Documents, including, without limitation, Hedge Agreements entered into with any Second Lien Lender (or any Affiliate of a Second Lien Lender) but only to the extent such Second Lien Lender (or such Affiliate) is not also a First Lien Lender. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Second Lien Obligations” shall also include all interest and fees accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Standstill Period” has the meaning set forth in Section 3.1 hereof

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified to the extent not in contravention of this Intercreditor Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Credit Documents or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Administrative Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that the Borrowers shall not, and shall not permit any Guarantor to, (a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted a Lien on such asset or property to secure the First Lien Obligations, and (b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted a Lien on such asset or property to secure the Second Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Administrative Agent and/or the First Lien Claimholders, Second Lien Collateral Agent, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that, other than with respect to priority and rights of enforcement as provided herein, the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.10, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Administrative Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Credit Documents and the Second Lien Credit Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

SECTION 3. Enforcement.

3.1 Exercise of Remedies.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Borrower or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

(i) will not exercise or seek to exercise any rights or remedies (including setoff and the right to credit bid their debt) with respect to any Collateral (including the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies with respect to any Collateral (including any action of foreclosure);

(ii) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Administrative Agent or any First Lien Claimholder or any other exercise by the First Lien Administrative Agent or any First Lien Claimholder, of any rights and remedies relating to the First Lien Collateral or otherwise; or

(iii) will not object to the forbearance by the First Lien Administrative Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the First Lien Collateral;

provided that if an Event of Default (as defined in the Second Lien Credit Agreement) has occurred and for so long as such Event of Default is continuing, subject at all times to the provisions of Sections 2.1 and 4, after expiration of a 120-day period (the “Standstill Period”) which shall commence on the date of receipt by the First Lien Administrative Agent of the written declaration of the Second Lien Collateral Agent of such Event of Default and written demand by the Second Lien Collateral Agent to the Company for the accelerated payment of all Second Lien Obligations (unless any Grantor is subject to an Insolvency or Liquidation Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency or Liquidation Proceeding), the Second Lien Collateral Agent may take action to enforce its Liens on the Second Lien Collateral (including the institution of any action or proceeding with respect to its rights or remedies with respect to any Second Lien Collateral) upon 10 days’ prior written notice to the First Lien Administrative Agent (which notice may be given prior to the completion of such 120-day period, but not prior to the 90th day of such period); provided, that if on the last day of the Standstill Period the First Lien Administrative Agent is diligently pursuing (and for so long as the First Lien Administrative Agent continues to diligently pursue) in good faith the exercise of its enforcement rights or remedies against, or is diligently attempting to vacate any stay or enforcement of its Liens on: (i) all or substantially all of the Collateral; or (ii) any material portion of the Collateral that could reasonably be expected to yield proceeds sufficient to effect the Discharge of First Lien Obligations (including, without limitation, commencement of any reasonable action to foreclose its Liens on such Collateral, any reasonable action to take possession of such Collateral or commencement of any reasonable legal proceedings, or actions against or with respect to such Collateral, which actions may include, without limitation, commencement of liquidation sales by any or all of the Grantors to which the First Lien Administrative Agent has consented to in writing, the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling a material portion of the Collateral), the Second Lien Collateral Agent shall not take such actions; provided further, that if after the expiration of the Standstill Period the Second Lien Collateral Agent has commenced taking such actions in compliance with this Agreement, and the First Lien Administrative Agent subsequently commences diligently pursuing in good faith the exercise of its enforcement rights and remedies in accordance with the terms of this Section 3.1(a), then the Second Lien Collateral Agent shall cease taking such actions for so long as the First Lien Administrative Agent shall diligently pursue the exercise of its enforcement rights and remedies in accordance with the terms of this Section 3.1(a).

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, the First Lien Administrative Agent and the First Lien Claimholders shall, except as otherwise expressly provided herein, have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder. The First Lien Administrative Agent shall provide notice to the Second Lien Collateral Agent of its intent to exercise and enforce its rights or remedies with respect to the Collateral (other than the exercise of rights under any lockbox agreement or account control agreement in connection with the cash management obligations of the Grantors under the First Lien Credit Documents). In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the First Lien Claimholders may enforce the provisions of the First Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Second Lien Collateral Agent and any Second Lien Claimholder may:

(i) file a claim, proof of claim or statement of interest with respect to the Second Lien Obligations, provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Borrower or any other Grantor;

(ii) take any action to the extent permitted by this Agreement (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Administrative Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization;

(v) make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral;

(vi) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a); and

(vii) present a bid at any Section 363 hearing or with respect to any other Collateral disposition so long as such bid is (i) all cash or (ii) provides for the Discharge of the First Lien Obligations.

The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a), Section 6 and this Section 3.1(c), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d) Subject to Sections 3.1(a), (b) and (c) and Section 6:

(i) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Credit Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Administrative Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; provided that nothing herein shall be construed to relieve the First Lien Administrative Agent from liability for its own gross negligence and willful misconduct; and

(iii) the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Credit Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents.

(e) Except as otherwise specifically set forth in Sections 3.1(a), (c) and (d), the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies available to unsecured creditors against the Company, any Borrower or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Credit Documents and applicable law; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.1(a) and (d) and Section 4, nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them; provided that neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall receive any cash interest payments in respect of the Second Lien Obligations with respect to interest accrued prior to September 1, 2012 (other than in the case of a Refinancing of Second Lien Obligations prior to September 1, 2012, the payment in cash of accrued interest on the Second Lien Obligations being Refinanced). Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Administrative Agent or the First Lien Claimholders may have with respect to the First Lien Collateral. Nothing in this Agreement shall be deemed to amend or modify any covenant contained in the First Lien Credit Agreement restricting the Company or any of its Subsidiaries.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with (i) a sale or disposition of any Collateral permitted by the First Lien Credit Agreement; (ii) a sale or disposition by any Grantor which the First Lien Administrative Agent has consented to in writing; or (iii) the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the First Lien Administrative Agent to the First Lien Obligations in such order as specified in the relevant First Lien Credit Documents. Upon the Discharge of the First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

4.2 Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms. Notwithstanding the foregoing, the Second Lien Collateral Agent and the Second Lien Claimholders shall be entitled to retain and apply to the Second Lien Obligations (a) cash payments received as adequate protection permitted under this Agreement, and (b) subject to Section 6.6, payments or other distributions made or provided to the Second Lien Collateral Agent or the Second Lien Claimholders under a confirmed plan of reorganization.

4.3 Certain Agreements with Respect to Unenforceable Collateral. In addition to the rights and obligations of the First Lien Administrative Agent, the Second Lien Collateral Agent, the First Lien Claimholders, and the Second Lien Claimholders set forth herein, in the event that in any Insolvency or Liquidation Proceeding a determination is made that Liens encumbering any Collateral are not enforceable for any reason, then the Second Lien Collateral Agent and the Second Lien Claimholders agree that any distribution or recovery they may receive with respect to, or allocable to, the value of such Collateral or any proceeds thereof in excess of what the Second Lien Claimholders would have received if such determination had not been made shall (for so long as the Discharge of the First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received without recourse, representation, or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1 Releases.

(a) If the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Guarantor from its obligations under its guarantee of the First Lien Obligations in connection with (i) the exercise of the First Lien Administrative Agent’s rights and remedies in respect of the Collateral provided for in Section 3.1; or (ii) the sale or disposition of any Collateral by any Grantor after the occurrence of an Event of Default under the First Lien Credit Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released; provided, that in the case of clause (ii) either (x) the Company shall have given the Second Lien Collateral Agent not less than ten (10) Business Days notice of such sale, or (y) the Second Lien Collateral Agent has had at least ten (10) Business Days actual knowledge of such proposed sale or release, and such sale is to a person other than an Affiliate of the Company or the First Lien Administrative Agent or any First Lien Claimholder. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent or such Guarantor such termination statements, releases and other documents as the First Lien Administrative Agent or such Guarantor may request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the First Lien Credit Documents and the Second Lien Credit Documents (other than in connection with the exercise of the First Lien Administrative Agent’s rights and remedies in respect of the Collateral provided for in Section 3.1), the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under its guarantee of the First Lien Obligations, in each case other than (A) in connection with the Discharge of First Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent or such Guarantor such termination statements, releases and other documents as the First Lien Administrative Agent or such Guarantor may request to effectively confirm such release.

(c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Administrative Agent and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Administrative Agent’s own name, from time to time in the First Lien Administrative Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Administrative Agent or the First Lien Claimholders (i) have released any Lien on Collateral or any Guarantor from its obligation under its guarantee and any such Liens or guarantee are later reinstated or (ii) obtain any new Liens or additional guarantees from any Guarantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guarantee, as the case may be.

5.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Administrative Agent and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Credit Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Credit Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Administrative Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Credit Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Credit Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Administrative Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Credit Documents and Second Lien Credit Documents.

(a) The First Lien Credit Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Lien Collateral Agent or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves, in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to the terms of this Agreement and any such amendment, restatement, amendment and restatement, supplement, modification or Refinancing shall not:

(i) contravene the provisions of this Agreement;

(ii) increase the then outstanding aggregate principal amount of the loans under the First Lien Credit Documents, plus any undrawn portion of the commitment under the First Lien Credit Documents, plus the aggregate amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement in excess of the Cap Amount;

(iii) increase the “Applicable Margin” or similar component of the interest rate by more than 3.00% per annum (excluding increases resulting from the accrual of interest at the default rate);

(iv) extend the scheduled maturity of any of the principal Obligations under the First Lien Credit Agreement or any Refinancing thereof beyond the final maturity date of the Second Lien Credit Agreement;

(v) change or add any condition, covenant, default or Event of Default thereunder that provides that the Company, any Borrower or any Guarantor shall not make the Required Interest Payment; or

(vi) change, amend or modify the redemption, prepayment (including mandatory prepayment) or defeasance provisions thereof.

(b) Reserved.

(c) Without the prior written consent of the First Lien Administrative Agent, no Second Lien Credit Document may be amended, restated, amended and restated, supplemented or otherwise modified or entered into and the Second Lien Credit Agreement may not be Refinanced, to the extent such amendment, restatement, amendment and restatement, supplement or modification, or the terms of any new Second Lien Credit Document governing such Refinancing, would:

(i) contravene the provisions of this Agreement;

(ii) increase the “Interest Rate” or similar component of the interest rate by more than 3.00% per annum (excluding increases resulting from the accrual of interest at the default rate) or increase the component of the interest rate that is required to be paid in cash prior to the scheduled maturity date of the Second Lien Obligations to an amount greater than 5% per annum of the outstanding principal amount of the Second Lien Obligations;

(iii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon;

(iv) change or add any conditions, covenant, default or Event of Default thereunder that provides that the Company, any Borrower or any Guarantor shall not make any payment in respect of the First Lien Obligations that would otherwise be permitted under the Second Lien Credit Documents as in effect on the date hereof and this Intercreditor Agreement; or

(v) change, amend, or modify any financial performance covenant contained in the Second Lien Credit Documents, other than to make such covenants less restrictive;

(vi) change, amend or modify the redemption, prepayment (including mandatory prepayment) or defeasance provisions thereof;

(vii) change any collateral therefor (other than to release such collateral) unless the First Lien Administrative Agent shall have a first priority lien on such collateral, prior to the Second Lien Collateral Agent on the terms set forth herein; or

(viii) increase the obligations of the loan parties thereunder, or confer any additional rights on the Second Lien Lenders, which would be adverse to the First Lien Lenders; provided that nothing contained herein shall prohibit the payment of interest or the payment of fees in kind through the addition of such paid in kind interest or fees to the outstanding aggregate principal amount of the loans under the Second Lien Credit Agreement.

(d) The Second Lien Collateral Agent and the Grantors agree that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Administrative Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 13, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among American Apparel, Inc., Crystal Financial LLC, as collateral agent and administrative agent for the first lien lenders, Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as collateral agent and administrative agent for the second lien lenders, and other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Grantors and Second Lien Collateral Agent each agree that the First Lien Administrative Agent may file such notice with the appropriate recording office to reflect the subordination of the Second Lien Collateral Agent’s Lien to the Liens of the First Lien Administrative Agent in the Collateral.

(e) In the event any First Lien Administrative Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Administrative Agent or such First Lien Claimholders, the Borrower or any other Grantor thereunder, in each case pertaining to the existence, scope or perfection of the liens on the Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent, the Second Lien Administrative Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent, any Borrower or any other Grantor, provided that:

(i) no such amendment, waiver or consent shall have the effect of: (A) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of such Lien securing the First Lien Obligations; (B) imposing duties on the Second Lien Collateral Agent without its consent; (C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Credit Documents or Section 6; or (D) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders; and

(ii) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.4 Bailee for Perfection.

(a) The First Lien Administrative Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession, control or delivery thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as contractual representative on behalf of or for the benefit of the Second Lien Collateral Agent (such agreement being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting by possession, control or delivery, the security interest granted under the First Lien Credit Documents and the Second Lien Credit Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b) The First Lien Administrative Agent shall have no duty, obligation or liability whatsoever to the Second Lien Collateral Agent or any Second Lien Claimholder to perfect, protect or preserve any rights pertaining to any of the Collateral or to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, or to preserve rights or benefits of any person in the Pledged Collateral except as set forth in this Section 5.4. The Second Lien Collateral Agent and each Second Lien Claimholder hereby waives and releases the First Lien Administrative Agent from all claims and liabilities arising as a result of or in connection with the First Lien Administrative Agent’s role as contractual representative agent with respect to the Pledged Collateral hereunder, except for claims and liabilities arising as a result of the First Lien Administrative Agent’s gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

(c) The First Lien Administrative Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Agent or any Second Lien Claimholder.

(d) Upon the Discharge of First Lien Obligations under the First Lien Credit Documents to which the First Lien Administrative Agent is a party, the First Lien Administrative Agent shall, at the sole cost and expense of the Company and the Borrowers, deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, second, to the Borrowers and Guarantors to the extent no First Lien Obligations, other Obligations under the First Lien Documents or Second Lien Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral). Upon the Discharge of First Lien Obligations under the First Lien Credit Documents to which the First Lien Administrative Agent is a party, the First Lien Administrative Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent in connection with the Second Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct, each at the sole cost and expense of the Second Lien Collateral Agent.

5.5 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of First Lien Obligations has occurred, the Company, the Borrowers, or any one of them, thereafter enters into any Refinancing of any First Lien Credit Document evidencing a First Lien Obligation which Refinancing is permitted by the Second Lien Credit Documents and is permitted pursuant to Section 5.3(a)(ii), then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice (as defined below) is delivered to the Second Lien Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Credit Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the administrative agent and collateral agent under such First Lien Credit Documents shall be the First Lien Administrative Agent for all purposes of this Agreement. Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company or such Borrower has entered into a new First Lien Credit Document (which notice shall include the identity of the new first lien collateral agent and the new first lien administrative agent, such agents, collectively, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Credit Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

5.6 Purchase Right.

(a) If all of the First Lien Obligations shall have been accelerated (including any automatic acceleration in connection with any Insolvency or Liquidation Proceeding with respect to any Borrower or Guarantor) or shall remain unpaid immediately following the maturity date thereof, the Second Lien Claimholders shall have the option at any time upon two (2) Business Days’ prior written notice by the Second Lien Collateral Agent to the First Lien Administrative Agent (with copies to the Company), to purchase all, and not less than all, of the First Lien Obligations from the First Lien Administrative Agent and the First Lien Claimholders. Such notice from the Second Lien Collateral Agent to the First Lien Administrative Agent shall be irrevocable.

(b) On the date specified by the Second Lien Collateral Agent in such notice (which shall not be less than two (2) Business Days, nor more than ten (10) Business Days, after the receipt by the First Lien Administrative Agent of the notice from the Second Lien Collateral Agent of the election by the Second Lien Claimholders to exercise such option), the First Lien Administrative Agent and the First Lien Claimholders shall sell to the Second Lien Claimholders exercising such option, and such Second Lien Claimholders shall purchase from the First Lien Administrative Agent and the First Lien Claimholders, the First Lien Obligations without the prior written consent of any Borrower or Guarantor; provided, that the time for purchasing the First Lien Obligations may, in the sole and exclusive reasonable discretion of the First Lien Administrative Agent, be extended to the extent reasonably necessary to consummate the transactions contemplated by the purchase option set forth herein.

(c) Upon the date of such purchase and sale (or such later date if such date is extended pursuant to the proviso at the end of the immediately preceding paragraph), the Second Lien Claimholders that have exercised such option shall, pursuant to documentation in form and substance reasonably satisfactory to the First Lien Administrative Agent, (i) pay to the First Lien Claimholders as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, reimbursement obligations in respect of, if any, letters of credit, the credit exposure of the First Lien Claimholders under all Hedge Agreements, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses) at par, (ii) cash collateralize, if any, all letters of credit outstanding under the First Lien Credit Agreement in an amount reasonably satisfactory to the First Lien Administrative Agent but in no event greater than 105% of the aggregate undrawn face amount thereof, (iii) agree to reimburse the First Lien Administrative Agent and the First Lien Claimholders for any checks or other payments provisionally credited to the First Lien Obligations, and/or as to which the First Lien Administrative Agent or any First Lien Claimholder has not yet received final payment, (iv) agree to provide cash collateral and/or reimburse the First Lien Administrative Agent and the First Lien Claimholders for any indemnification obligations of any Borrower or any Guarantor under the First Lien Credit Agreement or First Lien Credit Documents as to matters or circumstances known to the First Lien Administrative Agent or First Lien Claimholders at the time of the purchase and sale that are being transferred in connection with such purchase and sale, in amounts and under terms and conditions acceptable to the First Lien Administrative Agent in its reasonable discretion, with the Second Lien Claimholders who provide such reimbursement being subrogated to the rights of the First Lien Claimholders in all respects, and (v) agree to indemnify and hold harmless the First Lien Administrative Agent and the First Lien Claimholders from or against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by any Person in respect of the First Lien Obligations or Collateral as a result of any acts or omissions by the Second Lien Collateral Agent or Second Lien Claimholders occurring after the date of the purchase and sale. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First Lien Administrative Agent for the ratable account of the First Lien Administrative Agent and the First Lien Claimholders as the First Lien Administrative Agent may designate in writing to the Second Lien Collateral Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Lien Claimholders that have exercised such option to the bank account designated by the First Lien Administrative Agent are received in such bank account prior to 12:00 noon, Central time and interest shall be calculated to and including such Business Day if the amounts so paid by such Second Lien Claimholders to the bank account designated by the First Lien Administrative Agent are received in such bank account later than 12:00 noon, Central time on such Business Day.

(d) Such purchase shall be expressly made without recourse, representation or warranty of any kind by the First Lien Administrative Agent or any First Lien Claimholder as to the First Lien Obligations owed to such Person or otherwise, except that each such Person shall represent and warrant: (i) the amount of the First Lien Obligations being sold by it, (ii) that such Person has not created any Lien on any First Lien Obligation being sold by it and (iii) that such Person has the right to assign First Lien Obligations being assigned by it and its assignment is duly authorized.

(e) If the Second Lien Collateral Agent shall give the First Lien Administrative Agent written notice of any Second Lien Claimholder’s intention to exercise the purchase option provided under this Section 5.6 prior to the foreclosure, sale or other realization by the First Lien Administrative Agent with respect to such Collateral, the First Lien Administrative Agent shall not continue such foreclosure action or initiate any other action to sell or otherwise realize upon any of the Collateral so long as the purchase and sale with respect to the First Lien Obligations provided for herein shall have closed within the ten (10) Business Day period thereafter (or such longer period if the time for such purchase is extended) and the First Lien Administrative Agent and the First Lien Claimholders shall have received payment in full of the First Lien Obligations as provided for herein within such ten (10) Business Day period (or extended period).

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Company, any Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Administrative Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Administrative Agent or any other creditor has a Lien or to permit any Borrower or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Administrative Agent or to the extent permitted by Section 6.3); provided that the foregoing shall not prevent the Second Lien Claimholders from (i) objecting to DIP financing that is not on commercially reasonable terms or that does not contain a purchase option in respect of the Second Lien Claimholders on substantially the terms set forth in this Agreement, (ii) objecting to any DIP Financing relating to any provision or content of a plan of reorganization, or (iii) proposing any other DIP Financing to the Borrowers in any Insolvency or Liquidation Proceeding that is approved by the First Lien Administrative Agent; provided further the aggregate principal amount of the DIP Financing, plus the aggregate face amount of any letters of credit issued but not reimbursed under DIP Financing, plus any principal amount of the loans and advances outstanding under the First Lien Credit Agreement, (other than any interest and other costs and expenses which the First Lien Lenders capitalize after acceleration) plus the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement do not exceed the Cap Amount. The Second Lien Collateral Agent on behalf of the Second Lien Claimholders, agrees that it will raise no objection or oppose a motion to sell or otherwise dispose of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale or disposition of such assets. Nothing contained herein shall be construed to restrict the First Lien Administrative Agent from proceeding with a debtor-in-possession financing not described above (or to restrict the Second Lien Collateral Agent’s right to object to such other debtor-in-possession financing).

6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second

Lien Claimholders, agrees that none of them shall seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Administrative Agent, except to the extent that the First Lien Administrative Agent or any First Lien Claimholder shall seek relief from such stay or stays against the Collateral.

6.3 Adequate Protection.

(a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other person contesting):

(i) any request by the First Lien Administrative Agent or the First Lien Claimholders for adequate protection; or

(ii) any objection by the First Lien Administrative Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Administrative Agent or the First Lien Claimholders claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of a Lien on additional collateral, a replacement Lien on the Collateral, or a superpriority administrative expense claim in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection (i) in the form of a corresponding Lien on such additional collateral and/or a corresponding replacement Lien on Collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, or (ii) a superpriority administrative expense claim that is junior in all respect to the superpriority administrative expense claim granted to the First Lien Claimholders;

(ii) in the event the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, a replacement Lien on the Collateral or a superpriority administrative expense claim, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Administrative Agent shall also be granted (i) a senior Lien on such additional collateral and/or a lien on replacement collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement and (ii) a superpriority administrative expense claim that is senior in all respects to the superpriority administrative expense claim granted to the Second Lien Claimholders. In addition, the Second Lien Claimholders may seek adequate protection in the form of current cash payment of interest and the cash payment of professional fees (including the reasonable fees of counsel). Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Lien Collateral Agent or the Second Lien Claimholders from seeking adequate protection in the form of current payments of interest, replacement liens, and administrative expense claims as provided herein with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding.

6.4 No Waiver. Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Credit Documents or otherwise.

6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7 Post-Petition Interest.

(a) Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

(b) Neither the First Lien Administrative Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Obligations secured by a Lien on such Collateral).

6.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9 Separate Grants of Security and Separate Classification. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Administrative Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that:

(a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders, with the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Administrative Agent, for itself and on behalf of the First Lien Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

SECTION 7. Reliance: Waivers: Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Administrative Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Documents or this Agreement.

7.2 No Warranties or Liability. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, acknowledge and agree that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that the First Lien Administrative Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Administrative Agent or any of the First Lien Claimholders, and the First Lien Administrative Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or Guarantor (including the First Lien Credit Documents and the Second Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Claimholders, the First Lien Administrative Agent or any of them to enforce any provision of this Agreement or any First Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Administrative Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Credit Documents or any of the Second Lien Credit Documents, regardless of any knowledge thereof which the First Lien Administrative Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with;

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Credit Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Administrative Agent and any of them may, at any time and from time to time in accordance with the First Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Administrative Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Credit Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Administrative Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Administrative Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Administrative Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Administrative Agent may take or permit or omit to take with respect to: (i) the First Lien Credit Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Administrative Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise; and

(d) Until the Discharge of the First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Administrative Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Credit Documents or any Second Lien Credit Documents;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Credit Document or any Second Lien Credit Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Claimholder in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1 Reserved.

8.2 Effectiveness; Continuing Nature of this Agreement: Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Credit Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Administrative Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5.

8.3 Amendments: Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Administrative Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, none of the Company, any Guarantor or any Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Company may designate).

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Administrative Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Administrative Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Administrative Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

8.6 Application of Payments. All payments received by the First Lien Administrative Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Credit Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.3(a)(iv), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF

FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.9; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AM) BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.8 Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other First Lien Credit Document or Second Lien Credit Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

8.9 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Administrative Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.10 Further Assurances. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders under its Second Lien Credit Documents, the Borrowers and the Guarantors, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Administrative Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and their respective successors and assigns.

8.13 Specific Performance. Each of the First Lien Administrative Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Credit Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Administrative Agent or the Second Lien Collateral Agent, as the case may be.

8.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.15 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.17 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of First Lien Administrative Agent, First Lien Claimholders, Second Lien Collateral Agent, Second Lien Claimholders, and their respective successors and assigns. No other Person, including any Grantor, shall have or be entitled to assert rights or benefits hereunder.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Administrative Agent

CRYSTAL FINANCIAL LLC, as First Lien Administrative Agent,

By:	/s/ Rebecca Tarby
Name:	Rebecca Tarby
Title:	Managing Director

Address:	Crystal Financial LLC Two International Place, 17th Floor Boston, MA 02110 Facsimile: (617) 428-8701

Signature Page to Intercreditor Agreement

Second Lien Collateral Agent and Second Lien Administrative Agent

WILMINGTON TRUST NATIONAL ASSOCIATION,
as Second Lien Collateral Agent and Second Lien Administrative Agent

By:	/s/ Boris Treyger
Name:	Boris Treyger
Title:	Vice President

Address:	Wilmington Trust Company
166 Mercer Street, 2R
New York, New York 10012

Each of the undersigned hereby acknowledges the foregoing terms and provisions. Each of the undersigned acknowledges that although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement. Each of the undersigned hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the rights and obligations of the undersigned under any First Lien Credit Document or any Second Lien Credit Document shall not in any way be diminished or otherwise affected by such provisions or arrangements. All references to the Company, the Borrower, the LLC, any Guarantor or any Grantor shall include reference to such Person as a debtor and debtor in possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding. Each of the undersigned hereby agree that, if, pursuant to the provisions of any First Lien Credit Document or any Second Lien Credit Document, such Person shall be required to cause any Subsidiary that is not a Borrower, Guarantor or Grantor to become a Borrower, Guarantor or Grantor, or if for any reason, such Person desires any such Subsidiary to become a Borrower, Guarantor or Grantor, such Subsidiary shall automatically be bound by the provisions of this Intercreditor Agreement and shall have the same obligations as a Borrower, Guarantor or Grantor, as applicable, under this Intercreditor Agreement. In addition, each of the undersigned shall cause such Subsidiary to, promptly following its formation, sign a counterpart signature page to this Intercreditor Agreement satisfactory to the First Lien Administrative Agent and the Second Lien Administrative Agent, which signature page shall be appended hereto.

AMERICAN APPAREL, INC.,

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	General Counsel

KCL KNITTING, LLC

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	General Counsel

AMERICAN APPAREL RETAIL, INC.

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	General Counsel

AMERICAN APPAREL DYEING & FINISHING, INC.

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	General Counsel

AMERICAN APPAREL (USA), LLC

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	General Counsel

AMERICAN APPAREL, LLC

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	General Counsel

FRESH AIR FREIGHT, INC.

By:	/s/ Glenn A. Weinman
Name:	Glenn A. Weinman
Title:	General Counsel

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